[COOPERS & LYBRAND LETTERHEAD]
                                                                    EXHIBIT 23.2





Ford Holdings, Inc.
The American Road
Dearborn, Michigan

                      CONSENT OF COOPERS & LYBRAND L.L.P.


Re:   Ford Holdings, Inc. Registration Statement on Form S-3


We consent to the incorporation by reference in this Registration Statement of our reports dated February 1, 1994 on our audits of the consolidated financial statements and financial statement schedules of Ford Holdings, Inc. at December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992 and 1991, which reports are included in, or incorporated by reference in, Ford Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993.




/s/ COOPERS & LYBRAND L.L.P.

COOPERS & LYBRAND L.L.P.

400 Renaissance Center
Detroit, Michigan  48243
December 5, 1994